Exhibit 1.1

Eversource Energy

Common Shares, $5.00 par value per share

Underwriting Agreement

May 30, 2019

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

Acting in its capacity as
Agent for the Forward Purchaser

Goldman Sachs & Co. LLC
Barclays Capital Inc.

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto

c/o Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

Ladies and Gentlemen:

Eversource Energy, a Massachusetts voluntary association (the “Company”) and Goldman Sachs & Co. LLC (“Goldman Sachs”) in its capacity as agent for the Forward Purchaser (as defined below) (the “Forward Seller”), at the request of the Company in connection with the Forward Sale Agreement (as defined below), confirm their respective agreements with the several underwriters named on Schedule I hereto (the “Underwriters”) and the Forward Purchaser, with respect to (i) the issuance and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective number of the Company’s common shares, par value $5.00 per share (the “Common Shares”) set forth opposite its name under the heading “Number of Company Firm Shares to be Purchased from Eversource” on Schedule I hereto (the “Company Firm Shares”), (ii) subject to Section 8 hereof, the sale by the Forward Seller, and the purchase by the Underwriters, acting severally and not jointly, of the respective number of the Common Shares set forth opposite its name under the heading “Number of Borrowed Firm Shares to be Purchased from Goldman Sachs” on Schedule I hereto (the “Borrowed Firm Shares”) and (iii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option (the “Option”) described in Section 3 hereof to purchase from time to time all or any part of an additional 2,340,000 shares of Common Shares (the “Option Shares”) (in the case of clauses (i), (ii) and (iii) above, subject to certain conditions set forth herein).  Any Common Shares sold to the Underwriters by the Company pursuant to

Section 3(a)(iv) hereof upon exercise of the Option are referred to as the “Company Option Shares.” The Borrowed Firm Shares, the Company Firm Shares and the Company Top-Up Firm Shares (as defined in Section 8 hereof) are referred to herein collectively as the “Firm Shares.” The Company Firm Shares, the Company Top-Up Firm Shares and the Company Option Shares (as defined in Section 8 hereof) are referred to herein collectively as the “Company Shares.” The Borrowed Firm Shares and the Company Shares are referred to herein collectively as the “Shares.”

As used herein, the term “Forward Sale Agreement” refers to the letter agreement dated the date hereof between the Company and Goldman Sachs, in its capacity as a forward purchaser (in such capacity as a forward purchaser, the “Forward Purchaser”) relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Forward Sale Agreement), of a number of Common Shares equal to the number of Borrowed Firm Shares sold by the Forward Seller pursuant to this Underwriting Agreement (this “Agreement”).

1.             Representations and Warranties by the Company  (a) The Company represents and warrants to and agrees with, each Underwriter, the Forward Seller and the Forward Purchaser that:

(i)              An “automatic shelf registration statement” on Form S-3 (File No. 333-231118), relating to the Shares (i) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) is effective under the Securities Act.  Copies of such registration statement and any amendment thereto have been delivered by the Company to the Representatives.  As used in this Agreement:

(A)          “Applicable Time” means 6:45 p.m. (New York City time) on the date of this Agreement;

(B)          “Effective Date” means any date as of which any part of such registration statement relating to the Shares became, or is deemed to have become, effective under the Securities Act in accordance with Rule 430B of the Rules and Regulations;

(C)          “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company and approved by the Company or used or referred to by the Company in connection with the offering of the Shares;

(D)          “Preliminary Prospectus” means the prospectus relating to the Shares included in the Registration Statement, together with any preliminary prospectus supplement thereto relating to the Shares, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(E)           “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the pricing terms of the offering of the Shares set forth in Schedule II hereto;

(F)           “Prospectus” means the prospectus relating to the Shares included in the Registration Statement, together with any final prospectus supplement thereto relating to the Shares, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(G)          “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be.  Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations on or prior to the date hereof.  Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any Annual Report on Form 10-K of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement.  The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been instituted or threatened by the Commission.

(ii)             The Company was at the time of initial filing of the Registration Statement, has been at all relevant determination dates thereafter (as provided in clause (2) of the definition of “well-known seasoned issuer” in Rule 405 of the Rules and Regulations), is on the date hereof and will be on the relevant Closing Date (as defined below) a “well-known seasoned issuer” (as defined in such Rule 405), including not having been an “ineligible issuer” (as defined in such Rule 405) at any such time or date.  The Registration Statement is an “automatic shelf registration statement” (as defined in such Rule 405), was filed not earlier than the date that is three years prior to such Closing Date and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Rules and Regulations objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement form.

(iii)            The Registration Statement conformed and will conform in all material respects on the Effective Date and on the relevant Closing Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations.  The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and on such Closing Date to the requirements of the Securities Act and the Rules and Regulations.  The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(iv)            The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for inclusion therein, which information is specified in Section 7(g) hereof.

(v)             The Prospectus will not, as of its date and on the relevant Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for inclusion therein, which information is specified in Section 7(g) hereof.

(vi)            The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vii)           The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for inclusion therein, which information is specified in Section 7(g) hereof.

(viii)          (a) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations.  The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, the Forward Seller and the Forward Purchaser.  The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.  Schedule III hereto includes a complete list of all Issuer Free Writing Prospectuses used in connection with the offering of the Shares; and (b) each Issuer Free Writing Prospectus, as of its issue date and through the time that the Shares are delivered pursuant to Section 3 hereof, does not and will not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and, when taken together with the information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, did not, as of the Applicable Time, and will not, as of the applicable Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from each such Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for inclusion therein, which information is specified in Section 7(g) hereof.

(ix)            The Company has been duly formed, is validly existing as a Massachusetts voluntary association in good standing under the laws of the Commonwealth of Massachusetts, has the power and authority to own its property and to conduct its business as described in the Pricing Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.  The Company possesses such material certificates, authorizations, franchises or permits issued by the appropriate state or federal regulatory authorities or bodies as are necessary to conduct its business as currently conducted.

(x)             Each majority-owned subsidiary of the Company has been duly incorporated or otherwise formed, is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of its jurisdiction of incorporation or formation, has the corporate or limited liability company power, as applicable, and authority to own its property and to conduct its business as described in the Pricing Disclosure Package and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and all of the issued shares of common stock or membership interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.  Each subsidiary possesses such material certificates, authorizations, franchises or permits issued by the appropriate state or federal regulatory authorities or bodies as are necessary to conduct its business as currently conducted.

(xi)            The authorized, issued and outstanding capitalization of the Company is as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.  The shares of issued and outstanding Common Shares of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; none of the outstanding Common Shares of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xii)           The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly and validly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity.

(xiii)          The Company has all requisite power and authority to execute and deliver the Forward Sale Agreement and to perform its obligations thereunder.  The Forward Sale Agreement has been duly and validly authorized, executed and delivered by the Company, and the Forward Sale Agreement is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity.

(xiv)          The Company Shares have been duly authorized for issuance, sale and delivery pursuant to this Agreement and, when issued, sold and delivered and paid for as provided herein, will be duly authorized, validly issued and fully paid and non-assessable and will conform to the description of the Common Shares in the Pricing Disclosure Package and the Prospectus.  Shareholders of the Company will have no preemptive rights with respect to the issuance of the Shares.  The maximum number of Common Shares deliverable to the Forward Purchaser in the aggregate pursuant to the Forward Sale Agreement, whether pursuant to Physical Settlement, Net Share Settlement, as a result of an Early Valuation (as such terms are defined in the Forward Sale Agreement) or otherwise (such maximum number of Common Shares, the “Issuable Shares”), have been duly authorized and reserved for issuance and, when issued, sold and delivered by the Company to the Forward Purchaser pursuant to the Forward Sale Agreement against payment of any consideration required to be paid by the Forward Purchaser pursuant to the terms of the Forward Sale Agreement, such Common Shares will be validly issued, fully paid and non-assessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(xv)           The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the issuance, sale and delivery of the Company Shares will not contravene any provision of applicable law, rule or regulation or the Declaration of Trust of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries or any of their respective properties that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries or any of their respective properties that is material to the Company and its subsidiaries, taken as a whole; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Company Shares (if any), except such as have been obtained under the Securities Act and such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(xvi)          The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Forward Sale Agreement and the issuance and delivery of any Issuable Shares will not contravene any provision of applicable law, rule or regulation or the Declaration of Trust of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries or any of their respective properties that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries or any of their respective properties that is material to the Company and its subsidiaries, taken as a whole, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Forward Sale Agreement, except such as have been obtained under the Securities Act and such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(xvii)         There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Pricing Disclosure Package.

(xviii)        There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

(xix)          Each Preliminary Prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 of the Rules and Regulations, complied when so filed in all material respects with the Securities Act and the Rules and Regulations.

(xx)           The Company is not and, after giving effect to (i) the offering and sale of the Company Shares and the application of the proceeds thereof, (ii) the offering of the Borrowed Firm Shares, and (iii) the issuance, sale and delivery of Common Shares upon settlement of the Forward Sale Agreement, in each case, as described in the Pricing Disclosure Package and the Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(xxi)          Except as disclosed in the Pricing Disclosure Package and the Prospectus, the Company and each of its subsidiaries (A) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), (B) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (C) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(xxii)         Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxiii)        As of the date of the Company’s most recent certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the Company and each of its subsidiaries that is a reporting company under the Exchange Act (collectively, the “Reporting Companies”) maintain systems of internal accounting controls and processes sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles; and (iii) assets are safeguarded from loss or unauthorized use.  The Reporting Companies evaluated the design and operation of their respective disclosure controls and procedures to determine whether they are effective in ensuring that the disclosure of required information is timely made in accordance with the Exchange Act and the rules and forms of the Commission.  These evaluations were made under the supervision and with the participation of management, including the principal executive officers and principal financial officers of each of the Reporting Companies, within the 45-day period prior to the filing of the most recent Quarterly Report on Form 10-Q.  The principal executive officers and principal financial officers have concluded, based on their review, that the disclosure controls and procedures, as defined by Rules 13a-15(e) and 15d-15(e) under the Exchange Act, are effective to ensure that information required to be disclosed by each of the Reporting Companies in reports that it files under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in Commission rules and forms.  No significant changes were made to the Reporting Companies’ internal controls or other factors that could significantly affect these controls subsequent to the date of their evaluation.  The Company is not aware of any material weakness in its internal controls over financial reporting.

(xxiv)       The financial statements and the related notes thereto incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the information required to be stated therein.  The other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby.  No other financial statements or schedules of any other person are required by the Securities Act or the Exchange Act to be included in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package, or the Prospectus.  The interactive data in extensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxv)        Deloitte and Touche LLP, who have audited certain financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are independent registered public accountants with respect to the Company and its subsidiaries as required by the Securities Act.

(xxvi)       The Company has not distributed and, prior to the later to occur of the Initial Closing Date (as defined herein) and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, any Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus set forth on Schedule III hereto.

(xxvii)      Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (a) is, or is controlled or 50% or more owned by or is acting on behalf of, an individual or entity that is currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, the United Kingdom (including sanctions administered or enforced by Her Majesty’s Treasury) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (b) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory, including but not limited to Cuba, Iran, North Korea, Sudan and Syria (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (c) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(xxviii)     Neither the Company nor any of its subsidiaries (a) is under investigation by any governmental body for, and has not been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under any applicable law (collectively, “Anti-Money Laundering Laws”), (b) has been assessed civil penalties under any Anti-Money Laundering Laws and (c) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws.  The Company and its subsidiaries have taken reasonable measures appropriate to the circumstances (in any event as required by applicable law), to ensure that each of them is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws.

(xxix)       Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company and its subsidiaries have instituted and maintains policies and procedures to ensure compliance therewith.  No part of the proceeds of the offering of the Shares hereunder will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or any similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(xxx)        The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants.  The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same.  The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters, the Forward Purchaser and the Forward Seller or counsel for the Forward Purchaser and the Forward Seller in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter, the Forward Purchaser and the Forward Seller.

(b). Representation and Warranties of the Underwriters.  Each Underwriter hereby represents and agrees that it will not use, authorize use of, refer to, or participate in the use of, any “free writing prospectus”, as defined in Rule 405 of the Rules and Regulations (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference in the Registration Statement and any press release issued by the Company) other than (A) a free writing prospectus that is not required to be filed with the Commission, (B) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) of the Rules and Regulations) that was not included (including through incorporation by reference) in any Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (C) any Issuer Free Writing Prospectus filed pursuant to Section 5(c) hereof, or (D) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing.

2.             Representation and Warranties of the Forward Seller.  The Forward Seller represents and warrants to, and agrees with, each Underwriter and the Company as of the date hereof and as of the Initial Closing Date as follows:

(a)   This Agreement has been duly authorized, executed and delivered by the Forward Seller, and, as of the relevant Closing Date, the Forward Seller will have the full right, power and authority to sell, transfer and deliver the Borrowed Firm Shares that it is required to sell, transfer and deliver hereunder to the extent it is required to do so.

(b)   The Forward Sale Agreement has been duly authorized, executed and delivered by the Forward Purchaser, and assuming due authorization, execution and delivery thereof by the Company, the Forward Sale Agreement will constitute a valid and binding agreement of the Forward Purchaser, enforceable against it in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, receivership, liquidation, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c)   The Forward Seller, at the Initial Closing Date, will have the free and unqualified right to transfer the Borrowed Firm Shares that it is required to deliver to the extent that it is required to transfer the Borrowed Firm Shares hereunder, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party; and upon delivery of the Borrowed Firm Shares and payment of the purchase price therefor, as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters will have the free and unqualified right to transfer any such Borrowed Firm Shares purchased by it from the Forward Seller, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party.

3.             Purchase and Sale.  (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth:

(i)              the Company agrees to sell to each Underwriter, and each Underwriter shall purchase from the Company, severally and not jointly, at a purchase price of $71.48 per share (the “Purchase Price”), a number of Company Firm Shares set forth on Schedule I opposite the name of such Underwriter;

(ii)             the Forward Seller agrees to sell to each Underwriter, and each Underwriter shall purchase from the Forward Seller, severally and not jointly, at the Purchase Price, a number of Borrowed Firm Shares set forth on Schedule I opposite the name of such Underwriter; and

(iii)            the Company agrees to sell to each Underwriter, and each Underwriter shall purchase from the Company, severally and not jointly, at the Purchase Price, a number of Company Top-Up Firm Shares, if any, that bears the same proportion to the total number of Company Top-Up Firm Shares as the number of Borrowed Firm Shares set forth in the table on Schedule I opposite the name of such Underwriter bears to the total number Borrowed Firm Shares on such Schedule.

The Underwriters shall have the right to exercise the Option to purchase pursuant to clause (iv) below, severally and not jointly, all or any portion of the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on such Option Shares (such reduced price, the “Option Purchase Price”).  The Underwriters may exercise the Option from time to time in whole or in part by giving written notice (each, an “Option Notice”) to the Company not later than thirty (30) calendar days after the date of this Agreement.  Any such Option Notice shall specify the aggregate number of Option Shares to be purchased by the Underwriters and the date and time when such Option Shares are to be delivered and paid for (each, an “Option Closing Date”), which may be the same date and time as the Initial Closing Date but shall not be earlier than the Initial Closing Date or, unless the Underwriters and the Company otherwise agree in writing, earlier than two (2) or later than five (5) business days after the date of such Option Notice.  Following delivery of an Option Notice:

(iv)            On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions stated herein, the Company hereby agrees to sell to the several Underwriters, and the Underwriters shall purchase from the Company, at the Option Purchase Price, the number of Option Shares as set forth in the relevant Option Notice (with each such Underwriter purchasing the number of Option Shares (subject to adjustments to eliminate fractional shares as the Underwriters may determine) that bears the same proportion to the total number of Option Shares as the number of Firm Shares set forth in the table on Schedule I opposite the name of such Underwriter bears to the total number of Firm Shares on such Schedule).

(b)   If with respect to the Borrowed Firm Shares (i) any of the conditions to effectiveness of the Forward Sale Agreement set forth therein are not satisfied on or prior to the Initial Closing Date or (ii) any of the conditions set forth in Section 6 hereof have not been satisfied on or prior to the Initial Closing Date (clauses (i), (ii) and (iii) of this Section 3(b)), together, the “Conditions”), then the Forward Seller, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters the Borrowed Firm Shares otherwise deliverable by the Forward Seller hereunder.  In addition, in the event that in the Forward Purchaser’s good faith and commercially reasonable judgment (A) on or prior to 9:00 a.m., New York City time, on the Initial Closing Date, the Forward Seller is unable to borrow and deliver for sale under this Agreement the number of Common Shares equal to the number of Borrowed Firm Shares deliverable by the Forward Seller hereunder or (B) the Forward Seller would incur a stock loan cost of more than a rate equal to 200 basis points per annum to do so, then, in each case, the Forward Seller shall only be required to deliver for sale to the Underwriters on the Initial Closing Date the aggregate number of Common Shares that the Forward Seller is able to so borrow at or below such stock loan cost, which, for the avoidance of doubt, may be zero.

(c)   If the Forward Seller elects pursuant to Section 3(b) hereof not to borrow and deliver for sale to the Underwriters on the Initial Closing Date the total number of Borrowed Firm Shares otherwise deliverable by it hereunder, then the Forward Seller will use its commercially reasonable efforts to notify the Company no later than 5:00 p.m., New York City time, on the first business day prior to the Initial Closing Date.

4.             Delivery and Payment.  Delivery of and payment for the Firm Shares  shall be made at 9:30 a.m., New York City time, on June 4, 2019, at the offices of Hunton Andrews Kurth LLP, 200 Park Avenue, New York, New York 10166, which date and time may be postponed by agreement among the Underwriters, the Forward Seller and the Company.  Delivery of and payment for any Option Shares shall be made at the place, date and time specified by the Underwriters in the Option Notice given by the Underwriters pursuant to Section 3(a), or such other time and date as the Underwriters and the Company may agree upon in writing.  Such time and date for delivery of the Firm Shares is herein called the “Initial Closing Date”; each such time and date for delivery of Option Shares, whether or not the Initial Closing Date, is herein called an “Option Closing Date”; and each such time and date for delivery is herein called a “Closing Date.” Delivery of the Shares shall be made to the respective accounts of the several Underwriters against payment by the several Underwriters of the Purchase Price or Option Purchase Price, as the case may be, therefor to or upon the order of the Forward Seller in the case of the Borrowed Firm Shares or upon the order of the Company in the case of the Company Firm Shares (or, in the case of delivery by the Company in accordance with Section 3(a)(iv) or Section 8 hereof, the Company) in federal (same day) funds to the account specified by the Forward Seller in the case of the Borrowed Firm Shares or to the account specified by the Company in the case of the Company Firm Shares (or, in the case of delivery by the Company in accordance with Section 3(a)(iv) or Section 8 hereof, the Company) to the Underwriters, by causing The Depository Trust Company (“DTC”) to credit the Shares to the account of the Underwriters at DTC.  The Shares will be registered in the name of Cede & Co., as nominee of DTC and will be made available to the Underwriters for checking in New York, New York, not later than 2:00 p.m., New York City time, on the business day preceding the relevant Closing Date.

5.             Agreements of the Company.  The Company agrees with the Underwriters, the Forward Purchaser and the Forward Seller:

(a)   To furnish to the Representatives, the Forward Purchaser and the Forward Seller, without charge, one (1) signed copy of the Registration Statement (including exhibits thereto) and, for delivery to each other Underwriter, a conformed copy of the Registration Statement (without exhibits thereto) and to furnish the Underwriters, the Forward Purchaser and the Forward Seller in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 5(e) hereof, as many copies of the Preliminary Prospectus, Prospectus, each Issuer Free Writing Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representatives, the Forward Purchaser and the Forward Seller may reasonably request.

(b)   To prepare the Prospectus in a form approved by the Representatives, the Forward Purchaser and the Forward Seller and to file the Preliminary Prospectus and the Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement.  If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b) of the Rules and Regulations, any event shall occur or condition exist as a result of which the Pricing Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) promptly notify the Representatives, the Forward Purchaser and the Forward Seller so that any use of the Pricing Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Pricing Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Underwriters, the Forward Purchaser and Forward Seller in such quantities as they may reasonably request.

(c)   If required by the Securities Act, to timely file with the Commission under the Securities Act each Issuer Free Writing Prospectus and to file all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) of the Rules and Regulations.

(d)   Before amending or supplementing the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus with respect to the Shares, to furnish to the Representatives, the Forward Purchaser and the Forward Seller a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives, the Forward Purchaser or the Forward Seller reasonably object.

(e)   If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered (including in such circumstances where such requirement can be satisfied pursuant to Rule 172 of the Rules and Regulations) in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters, the dealers (whose names and addresses the Representatives will furnish to the Company), the Forward Purchaser and the Forward Seller to which Shares may have been sold by the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(f)    To endeavor to qualify the Shares and any Common Shares deliverable pursuant to the Forward Sale Agreement for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process or to file annual reports or to comply with any other requirements deemed by the Company in its reasonable judgment to be unduly burdensome.

(g)   Not to make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus (other than each Issuer Free Writing Prospectus listed in Schedule III hereto), without the prior written consent of the Representatives, the Forward Purchaser and the Forward Seller.

(h)   To use its best efforts to list on the New York Stock Exchange, LLC (the “NYSE”) (i) the Company Shares on the applicable Closing Date and (ii) the Issuable Shares.

(i)    To retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses it uses or refers to; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives, the Forward Purchaser and the Forward Seller and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter, the Forward Purchaser and the Forward Seller as many copies as they may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(j)    To make generally available to the Company’s security holders, as soon as practicable, an earnings statement (which need not be audited) covering a period of at least twelve months beginning after the “effective date of the registration statement” within the meaning of Rule 158 of the Rules and Regulations, which earning statement shall be in such form, and be made generally available to security holders in such a manner, as to meet the requirements of the last paragraph of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(k)   During the period beginning on the date of this Agreement and continuing to and including 60 days after the date of the Prospectus, not to (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, or file with the Commission a registration statement under the Securities Act relating to, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than (A) the Company Shares to be sold hereunder, and any Issuable Shares; (B)  any securities or options to purchase any securities granted or sold pursuant to any employee or director compensation plans of the Company or employee or other investment plans of the Company as in effect on the date of this Agreement; (C) entering into the Forward Sale Agreement and issuing and delivering Common Shares pursuant to the Forward Sale Agreement; or (D) any transactions permitted pursuant to Section 6(d) of the Forward Sale Agreement.

(l)    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, the Forward Purchaser and the Forward Seller, in the quantities hereinabove specified; (ii) all costs and expenses incident to the issue (in the case of the Company Shares) and the transfer and delivery of such Company Shares to the Underwriters, including any transfer or other taxes payable thereon; (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state law and all expenses in connection with the qualification of the Shares for offer and sale under state law as provided in Section 5(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters not to exceed $10,000 in connection with such qualification and in connection with the Blue Sky memorandum; (iv) the fees and disbursements of the Company’s accountants; (v) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with any review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, Inc. (“FINRA”); (vi) all fees and expenses in connection with the listing of the Company Shares and the Issuable Shares on the NYSE; (vii) the fees and expenses of the transfer agent and registrar (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of any offering by FINRA; (ix) all fees and expenses incident to the transactions contemplated by the Forward Sale Agreement; and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section 5, Section 7 hereof entitled “Indemnity and Contribution”, and Section 12 hereof entitled “Survival,” the Underwriters, the Forward Purchaser and the Forward Seller will pay all of their costs and expenses, including fees and disbursements of their counsel (except as set forth in this Section 5(l)), and any advertising expenses connected with any offers they may make.

(m)  The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(n)   The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(o)   The Company will pay the applicable Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) of the Rules and Regulations without regard to the proviso thereof.

(p)   If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Representatives.  If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the

Shares, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(q)   If at any time when Shares remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) of the Rules and Regulations or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, the Forward Purchaser and the Forward Seller, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form reasonably satisfactory to the Representatives, the Forward Purchaser and the Forward Seller (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives, the Forward Purchaser and the Forward Seller of such effectiveness.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) of the Rules and Regulations notice or for which the Company has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(r)    The Company will cooperate with the Underwriters, the Forward Purchaser and the Forward Seller and use its best efforts to permit the Common Shares and any shares deliverable pursuant to the Forward Sale Agreement to be eligible for clearance, settlement and trading through the facilities of DTC.

6.             Conditions to the Obligations of the Underwriters and the Forward Seller.  (i) The several obligation of the Underwriters to purchase the Shares at each Closing Date, (ii) the obligation of the Company to deliver and sell the Company Shares on each Closing Date to the Underwriters and (iii) the obligation of the Forward Seller to deliver and sell the Borrowed Firm Shares on the Initial Closing Date to the Underwriters, in each case, as provided herein, shall be subject, in the discretion of the Underwriters or the Forward Seller, as the case may be, to the accuracy of the representations and warranties on the part of the Company contained herein as of the Applicable Time and as of such Closing Date, to the accuracy of the statements of the Company’s officers on and as of such Closing Date made in any certificates given pursuant to the  provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)   Subsequent to the execution and delivery of this Agreement and prior to the applicable Closing Date:

(i)              there shall not have occurred any downgrading or withdrawal, nor shall any notice have been given of any intended or potential downgrading or withdrawal or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s debt securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act;

(ii)             any Preliminary Prospectus and the Prospectus shall have been timely filed with the Commission in accordance with Section 5(b) hereof; the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or Prospectus or otherwise shall have been complied with; and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Rules and Regulations objecting to use of the automatic shelf registration statement form; and

(iii)            there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Pricing Disclosure Package that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Pricing Disclosure Package and this Agreement.

(b)   The Underwriters, the Forward Purchaser and the Forward Seller shall have received on the applicable Closing Date a certificate, dated such Closing Date and signed by an executive officer of the Company, to the effect set forth in Sections 6(a)(i) and (ii) above and to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct as of such Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such Closing Date and (ii) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)   The Underwriters, the Forward Purchaser and the Forward Seller shall have received on the applicable Closing Date (i) an opinion and negative assurance letter from Ropes & Gray LLP, special counsel to the Company, each dated as of such Closing Date, with respect to such matters as the Underwriters, the Forward Purchaser and the Forward Seller may reasonably require and (ii) an opinion from Richard J. Morrison, Esq., Deputy General Counsel and Corporate Secretary of Eversource Energy Service Company, a service company affiliate of the Company, and counsel to the Company, dated as of the applicable Closing Date, with respect to such matters as the Underwriters, the Forward Purchaser and the Forward Seller may reasonably require.

(d)   The Underwriters, the Forward Purchaser and the Forward Seller shall have received from Hunton Andrews Kurth LLP, counsel for the Underwriters, an opinion and negative assurance letter, each dated the applicable Closing Date and addressed to the Underwriters, the Forward Purchaser and the Forward Seller, with respect to such matters as the Underwriters, the Forward Purchaser and Forward Seller may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e)   The Company Shares to be delivered on the applicable Closing Date, and the maximum number of Issuable Shares issuable and deliverable to the Forward Purchaser in the aggregate pursuant to the Forward Sale Agreement, whether pursuant to Physical Settlement, Net Share Settlement, as a result of an Early Valuation (as such terms are defined in the Forward Sale Agreement) or otherwise, shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(f)    The Forward Sale Agreement shall be in full force and effect at the Initial Closing Date.

(g)   “Lock-up agreements” substantially in the form of Exhibit A hereto shall be executed by the trustees and officers of the Company listed on Schedule IV hereto and shall be delivered to the Underwriters on or before the date hereof, shall be in full force and effect at each Closing Date.

(h)   The Underwriters, the Forward Purchaser and the Forward Seller shall have received on the date hereof and on the applicable Closing Date, letters, the first dated the date hereof and the second dated the applicable Closing Date, each in form and substance satisfactory to the Underwriters, the Forward Purchaser and the Forward Seller, from Deloitte & Touche LLP, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives, the Forward Purchaser and the Forward Seller and counsel for the Underwriters, this Agreement and all obligations of the Underwriters and the Forward Seller hereunder may be canceled at, or at any time prior to, the applicable Closing Date by the Representatives or the Forward Seller.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

7.             Indemnity and Contribution.            (a) The Company agrees to indemnify and hold harmless each Underwriter, the Forward Purchaser and the Forward Seller, their respective directors, officers and employees and each person, if any, who controls such Underwriter, the Forward Purchaser or the Forward Seller within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities when and as incurred by them (including, without limitation, any reasonable legal fees or other reasonable expenses incurred in connection with defending or investigating any such action or claim) that are based upon or arise out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Pricing Disclosure Package (as defined to include, as of the Applicable Time, the most recent Preliminary Prospectus, together with the pricing terms of the offering of the Shares set forth in Schedule II hereto), any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or any “issuer information” (as defined in Rule 433 of the Rules and Regulations) contained in any free writing prospectus, so long as the Company consented in writing to such free writing prospectus prior to its first use or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, which information consists solely of the information specified in Section 7(g) hereof.

(b)   Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Forward Purchaser and the Forward Seller, their respective directors, the Company’s officers who signed the Registration Statement and each person, if any, who controls the foregoing within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or in any amendments or supplements thereto, which information is limited to the information set forth in Section 7(g) hereof.

(c)   In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 7(a) or 7(b) hereof, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing (but the omission so to notify the indemnifying party under this subsection shall not relieve it from any liability which it otherwise might have to an indemnified party otherwise than under this subsection) and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party has not retained counsel within a reasonable period of time after the request by the indemnified party to do so.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by the Representatives, the Forward Seller or the Forward Purchaser, in the case of parties indemnified pursuant to Section 7(a) hereof, and by the Company, in the case of parties indemnified pursuant to Section 7(b) hereof.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)   To the extent the indemnification provided for in Section 7(a) or 7(b) hereof is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters, the Forward Seller and the Forward Purchasers on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of each indemnifying party on the one hand and each indemnified party on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, the Underwriters, the Forward Purchaser and the Forward Seller in connection with the offering of the Shares shall be deemed to be in the same respective proportions as (A) in the case of the Company, the net proceeds from the offering of the Shares (before deducting expenses) received by the Company (which proceeds shall include the proceeds to be received by the Company pursuant to the Forward Sale Agreement, assuming Physical Settlement (as defined therein) on the Effective Date (as defined therein)), (B) in the case of the Underwriters, the difference between (x) the aggregate price to the public received by the Underwriters from the sale of the Shares and (y) the aggregate price paid by the Underwriters for the Shares pursuant to this Agreement, and (C) in the case of the Forward Seller and the Forward Purchaser, the aggregate Spread (as defined in the Forward Sale Agreement) received by the Forward Purchaser under the Forward Sale Agreement, as reasonably determined by the Forward Seller, bear to the aggregate public offering price of the Shares as set forth in the Prospectus, plus such Spread.  The relative fault of each indemnifying party on the one hand and each indemnified party on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’, the Forward Purchaser’s and the Forward Seller’s respective obligations to contribute pursuant to this Section 7 are several in proportion to their respective underwriting obligations, and not joint.

(e)   The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 7.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and in no event shall the Forward Seller and/or the Forward Purchaser be required to contribute any amount in excess of the aggregate Spread under the Forward Sale Agreement.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)    The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any termination of the Forward Sale Agreement, (iii) any investigation made by or on behalf of any Underwriter, the Forward Purchaser or the Forward Seller or any person controlling any Underwriter, the Forward Purchaser or the Forward Seller or the Company, its officers or directors or any person controlling the Company and (iv) acceptance of and payment for any of the Shares.

(g)   The Underwriters, severally confirm and the Company acknowledges and agrees that the statements set forth (i) in the seventh paragraph of text on the cover page, (ii) in the fourth paragraph of text under the caption “Underwriting (Conflicts of Interest),” (iii) in the second sentence of the twentieth paragraph of text under the caption “Underwriting (Conflicts of Interest),” (iv) in the twenty-first paragraph of text under the caption “Underwriting (Conflicts of Interest),” and (v) in the twenty-second paragraph of text (but only as to themselves) under the caption “Underwriting (Conflicts of Interest)” of the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriter furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or in any amendment or supplement thereto.

8.             Issuance and Sale by the Company.  (a) In the event that (i) all the Conditions are not satisfied on or prior to the Initial Closing Date and the Forward Seller elects, pursuant to Section 3(b) hereof not to deliver and sell to the Underwriters their respective portion of the Borrowed Firm Shares otherwise deliverable by the Forward Seller, (ii) in the Forward Purchaser’s good faith and commercially reasonable judgment the Forward Seller is unable to borrow and deliver for sale under this Agreement the number of Common Shares equal to the number of Borrowed Firm Shares deliverable by the Forward Seller hereunder or (iii) in the Forward Purchaser’s good faith and commercially reasonable judgment the Forward Seller would incur a stock loan cost of more than a rate equal to 200 basis points per annum to do so, then, in each case, the Company shall issue and sell to the several Underwriters, pursuant to Section 3(a)(iii), in whole but not in part, an aggregate number of Common Shares equal to the number of Borrowed Firm Shares that the Forward Seller does not so deliver and sell to the Underwriters.  In connection with any such issuance and sale by the Company, the Company or the Underwriters shall have the right to postpone the relevant Closing Date for a period not exceeding two (2) business days in order to effect any required changes in any documents or arrangements.  The Common Shares sold by the Company to the Underwriters pursuant to this Section 8(a) in lieu of Borrowed Firm Shares are referred to herein as the “Company Top-Up Firm Shares.”

(b) Neither the Forward Seller nor the Forward Purchaser shall have any liability whatsoever for any Borrowed Firm Shares that the Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the Conditions are not satisfied on or prior to the Initial Closing Date and the Forward Seller elects, pursuant to Section 3(b) hereof, not to deliver and sell to the Underwriters their respective portion of the Borrowed Firm Shares otherwise deliverable by the Forward Seller, (ii) in the good faith and commercially reasonable judgment of the Forward Purchaser, the Forward Seller is unable to borrow and deliver for sale under this Agreement the number of Common Shares equal to the number of Borrowed Firm Shares deliverable by the Forward Seller hereunder or (iii) in the good faith and commercially reasonable judgment of the Forward Purchaser, the Forward Seller would incur a stock loan cost of more than a rate equal to 200 basis points per annum to do so.

9.             Termination.  This Agreement (or, with respect to an Option Closing Date, the obligation of the Underwriters to purchase, and the Company to sell, the Option Shares) shall be subject to termination by the Underwriters, by notice given to the Company, the Forward Seller and the Forward Purchaser prior to delivery of and payment for the relevant Shares on the relevant Closing Date, if (a) prior to such time (i) trading generally shall have been suspended or materially limited on the NYSE or there shall have been established by the NYSE or by the Commission or by any federal or state agency or by the decision of any court, any general limitation on prices for such trading or any general restrictions on the distribution of securities, (ii) trading of any securities of the Company shall have been suspended on the NYSE, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iv) there shall have occurred any (A) outbreak of hostilities affecting the United States, or (B) other national or international calamity or crisis, or any material adverse change in financial, political or economic conditions affecting the United States, including, but not limited to, an escalation of hostilities that existed prior to the date of this Agreement, or (v) there shall have occurred any material disruption in commercial banking, securities settlement or clearance services and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(v), such event, singly or together with any other such event, makes it impracticable or inadvisable, in the judgment of the Representatives, to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the most recent Preliminary Prospectus or the Prospectus.

10.          Default by an Underwriter.  (a) If, on any Closing Date, any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder, you may at your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein.  If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Shares (or, with respect to an Option Closing Date, the obligation of the Underwriters to purchase, and the Company to sell, the Option Shares), then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms.  In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)   If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one eleventh of the aggregate number of all the Shares to be purchased on such Closing Date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder on such Closing Date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)   If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one eleventh of the aggregate number of all the Shares to be purchased on such Closing Date or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to an Option Closing Date, the obligation of the

Underwriters to purchase, and the Company to sell, the Option Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 5(l) hereof and the indemnity and contribution agreements in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.          Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company, the several Underwriters, the Forward Purchaser or the Forward Seller, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Forward Purchaser or any controlling person of the Forward Purchaser, the Forward Seller or any controlling person of the Forward Seller or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

12.          Survival.  If this Agreement shall be terminated by the Underwriters or the Forward Seller because any condition to the obligation of the Underwriters and the Forward Seller set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters, the Forward Seller and the Forward Purchaser for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by the Underwriters, the Forward Seller and the Forward Purchaser in connection with this Agreement or the offering contemplated hereunder.

13.          Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department, and Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Facsimile No.: (646) 834-8133.  Notices to the Forward Purchaser or the Forward Seller shall be given to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department.  Notices to the Company shall be mailed, delivered or telefaxed to Eversource Energy, Attention: Corporate Finance & Cash Management, Facsimile No.: (781) 441-3086 and confirmed to it at Eversource Energy, 247 Station Drive, Westwood, Massachusetts 02090, Attention: Assistant Treasurer, Corporate Finance & Cash Management, with a copy to Eversource Energy, 56 Prospect Street, Hartford, Connecticut 06103, Attention: Executive Vice President and General Counsel.

14.          Persons Entitled to Benefit of Agreement.  This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Forward Purchaser, the Forward Seller, the Company and, to the extent provided in Sections 7 and 11 hereof, the officers and trustees of the Company and each person who controls the Company or any Underwriter, the Forward Purchaser and the Forward Seller and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this

Agreement.  No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.          Time is of Essence.  Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.          No Fiduciary Duty.  The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, the Forward Purchaser or the Forward Seller on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter, the Forward Purchaser and the Forward Seller is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter, the Forward Purchaser or the Forward Seller has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter, the Forward Purchaser or the Forward Seller has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Underwriters, the Forward Purchaser or the Forward Seller, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.          Governing Law.  This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York.  The Company agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

18.          Waiver of Trial by Jury.  The Company and each of the Underwriters, the Forward Purchaser and the Forward Seller hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.          Counterparts.  This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

20.          No Shareholder Liability.  The Declaration of Trust of the Company provides that no shareholder of the Company shall be held to any liability whatever for the payment of any sum of money, or for damages or otherwise, under any contract, obligation or undertaking made, entered into or issued by the trustees of the Company or by any officer, agent or representative elected or appointed by the trustees of the Company and no such contract, obligation, or undertaking shall be enforceable against the trustees of the Company or any of them in their or his individual capacities or capacity and all such contracts, obligations and undertakings shall be enforceable only against the trustees of the Company as such, and every person, firm, association, trust and corporation having any claim or demand arising out of any such contract, obligation or undertaking shall look only to the trust estate for the payment or satisfaction thereof.

21.          USA PATRIOT Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

22.          Recognition of the U.S. Special Resolution Regimes.  (a) In the event that any Underwriter, the Forward Purchaser or the Forward Seller that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter, the Forward Purchaser or the Forward Seller of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)   In the event that any Underwriter, the Forward Purchaser or the Forward Seller that is a Covered Entity or a BHC Act Affiliate of such Underwriter, the Forward Purchaser or the Forward Seller becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter, the Forward Purchaser or the Forward Seller are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)   As used in this Section 22:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)              a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)             a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)            a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, the Forward Purchaser and the Forward Seller this Agreement and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, the Forward Purchaser and the Forward Seller and the Company.

Very truly yours,

Eversource Energy

		By:	/s/ John M. Moreira
Name: John M. Moreira
Title: Senior Vice President and Treasurer

Accepted as of the date hereof:

Goldman Sachs & Co. LLC

By:	/s/ Adam Greene
Name: Adam Greene
Title: Managing Director

Barclays Capital Inc.

By:	/s/ Robert Stowe
Name: Robert Stowe
Title: Managing Director

On behalf of each of the Underwriters named in Schedule I to the foregoing Agreement

Goldman Sachs & Co. LLC,

Acting in its capacity as Forward Seller

By:	/s/ Michael Voris
Name: Michael Voris
Title: Managing Director

Goldman Sachs & Co. LLC,
Acting in its capacity as Forward Purchaser,

solely as the recipient and/or beneficiary of

certain representations, warranties, covenants and

indemnities set forth in this Agreement

By:	/s/ Michael Voris
Name: Michael Voris
Title: Managing Director

SCHEDULE I

Underwriters	Number of Company Firm Shares to be Purchased from Eversource	Number of Borrowed Firm Shares to be Purchased from Goldman Sachs

Goldman Sachs & Co. LLC	1,262,250	4,147,392
Barclays Capital Inc.	1,262,250	4,147,392
Citigroup Global Markets Inc.	414,470	1,361,830
Wells Fargo Securities, LLC	414,470	1,361,830
BNY Mellon Capital Markets, LLC	26,051	85,596
BofA Securities, Inc.	26,051	85,596
BTIG, LLC	26,051	85,596
KeyBanc Capital Markets Inc.	26,051	85,596
Mizuho Securities USA LLC	26,051	85,596
MUFG Securities Americas Inc.	26,051	85,596
PNC Capital Markets LLC	26,051	85,596
RBC Capital Markets, LLC	26,051	85,596
Samuel A. Ramirez & Company, Inc.	26,051	85,596
TD Securities (USA) LLC	26,051	85,596
The Williams Capital Group, L.P.	26,051	85,596
Total	3,640,000	11,960,000

Schedule I-1

SCHEDULE II

Number of Shares Offered: 15,600,000 Shares (plus 2,340,000 Option Shares)

Public Offering Price: The initial public offering price per share shall be, as to each investor, the price paid by such investor

Schedule II-1

SCHEDULE III

•                  Electronic road show presentation entitled “Eversource Energy Offering Overview” made available on NetRoadshow.com

Schedule III-1

SCHEDULE IV

Trustees and Executive Officers Subject to Lock-up

Trustees

Cotton M. Cleveland
Sanford Cloud, Jr.
James S. DiStasio
Francis A. Doyle
Linda Dorcena Forry
James J. Judge
John Y. Kim
Kenneth R. Leibler

David H. Long
William C. Van Faasen
Frederica M. Williams

Executive Officers

James J. Judge
Philip J. Lembo
Gregory B. Butler
Christine M. Carmody
Joseph R. Nolan, Jr.
Leon J. Olivier
Werner J. Schweiger
Jay S. Buth

Schedule IV-1

EXHIBIT A

Form of Lock-Up Agreement

Eversource Energy

Lock-Up Agreement

May 30, 2019

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Barclays Capital Inc.
745 Seventh Avenue

New York, New York 10019

Re:  Eversource Energy - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that Goldman Sachs & Co. LLC and Barclays Capital Inc., as representatives (the “Representatives”) of the several underwriters (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Eversource Energy, a voluntary association organized under Massachusetts law (the “Company”), providing for the public offering (the “Public Offering”) by the Underwriters of shares (the “Shares”) of the Company’s common shares, par value of $5.00 per share (the “Common Shares”).

In consideration of the agreement by the Underwriters to offer and sell the Shares and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees in this Lock-Up Agreement (this “Lock-Up Agreement”) that, during the period beginning from the date hereof and continuing to and including the date 60 days after the date of the final prospectus supplement relating to the Public Offering (the “Lock-Up Period”), the undersigned will not (i) directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Common Shares, or any options or warrants to purchase any Common Shares, or any securities convertible into, exchangeable for or that represent the right to receive Common Shares, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of any Lock-Up Securities, or such other securities, in cash or otherwise.

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Lock-Up Securities, even if such securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Lock-Up Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such securities.

Notwithstanding the foregoing, the undersigned may transfer the Lock-Up Securities during the Lock-Up Period (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, (iii) to any member of the immediate family of the undersigned, provided that the transferee or transferees agree(s) to be bound in writing by the restrictions set forth herein, or (iv) with the prior written consent of the Representatives; provided that, in the case of any transfer described in clause (i), (ii) or (iii) above, (1) any such transfer shall not involve a disposition for value, (2) any such transfer shall not be required to be reported pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise and (3) such donee, transferee or trustee of the trust shall not voluntarily make a filing under Section 16(a) of the Exchange Act during the Lock-Up Period. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

The undersigned understands that, (i) if either the Representatives, on the one hand, or the Company, on the other hand, informs the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, or (iii) the Underwriting Agreement is not executed on or before June 30, 2019, then, in each case, this Lock-Up Agreement shall automatically, and without any action on the part of any other party, be of no further force and effect, and the undersigned shall be automatically released from all obligations under this agreement.

[Signature page follows]

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

[ ]
Exact Name of Shareholder

Authorized Signature

[ ]